Exhibit 99.1
Endurance Reports Fourth Quarter 2015 Financial Results

PEMBROKE, Bermuda – February 3, 2016 – Endurance Specialty Holdings Ltd. (NYSE:ENH) today reported net income available to common shareholders of $91.4 million and $1.36 per diluted common share for the fourth quarter of 2015 versus net income of $76.4 million and $1.70 per diluted common share for the fourth quarter of 2014.
For the year ended December 31, 2015, Endurance reported net income available to common shareholders of $311.3 million and $5.73 per diluted common share versus net income of $315.7 million and $7.06 per diluted common share for the year ended December 31, 2014. Book value per diluted share was $65.48 at December 31, 2015, up 6.8% from December 31, 2014.

John R. Charman, Chairman and Chief Executive Officer, commented, “2015 marked another year of excellent strategic and financial progress in the transformation of Endurance into a leading global specialty insurance and reinsurance carrier. Last year, we continued the strong organic expansion of our global underwriting capabilities that we began in 2013 by continuing to expand our underwriting expertise, our products and our geographies. We also completed the successful acquisition and smooth integration of Montpelier. Financially, our results were excellent, with a full year operating ROE of 12.0%, excluding expenses related to the acquisition and integration of Montpelier, and a full year combined ratio of 82.9%. Our greatly expanded global underwriting capabilities and substantially improved market relevance enabled our businesses to selectively grow our gross written premiums 14.7% to $3.3 billion in 2015 despite the significant headwinds we faced from an increasingly competitive global marketplace.
The actions we have taken over the last three years to increase our scale, expand our underwriting capabilities and improve our market presence globally have prepared us extremely well for the competitive conditions we face. We are uniquely positioned to continue generating strong shareholder value as we reap the benefits of our transformation and we further leverage the investments we have made in our underwriting and risk management capabilities.”
Operating Highlights

Operating highlights for the quarter ended December 31, 2015 were as follows:

•	Gross premiums written of $515.6 million, an increase of 22.5% compared to the same period in 2014.

•	Net premiums written of $289.7 million, an increase of 23.8% compared to the same period in 2014.

•
Combined ratio of 76.2% compared to 83.2% for the same period in 2014. The current period’s combined ratio included 10.5 percentage points of favorable prior year loss reserve development, 0.9 percentage points of net catastrophe losses from 2015 events, and 1.4 percentage points of corporate expenses related to the acquisition of Montpelier Re Holdings Ltd. ("Montpelier").

•	Net investment income of $23.2 million, a decrease of $2.7 million from the same period in 2014.

•
Operating income, excluding $8.1 million of expenses related to the acquisition of Montpelier, of $121.8 million and $1.82 per diluted common share, an increase of 54.8% and 4.0%, respectively, compared to the same period in 2014.

•
Operating return on average common equity for the quarter, excluding expenses related to the acquisition of Montpelier, of 2.8% or 11.1% on an annualized basis compared to 11.6% on an annualized basis in the same period in 2014.

Operating highlights for the year ended December 31, 2015:

•	Gross premiums written of $3,320.9 million, an increase of 14.7% over the same period in 2014.

•	Net premiums written of $1,950.5 million, an increase of 0.8% over the same period in 2014.

•
Combined ratio of 82.9% compared to 86.0% for the same period in 2014. The current period’s combined ratio included 12.3 percentage points of favorable prior year loss reserve development, 2.3 percentage points of current year catastrophe losses, 0.9 percentage points of large property and energy losses, and 3.9 percentage points of corporate expenses related to the acquisition of Montpelier.

•	Net investment income of $113.8 million, a decrease of $17.7 million over the same period in 2014.

•
Operating income, excluding $76.6 million of expenses related to the acquisition of Montpelier, of $408.6 million and $7.52 per diluted common share, an increase of 26.0% and 3.7% compared to the same period in 2014, which excludes $20.3 million of expenses related to the proposed acquisition of Aspen Insurance Holdings Limited ("Aspen").

•
Operating return on average common equity for the year, excluding expenses related to the acquisition of Montpelier, of 12.0% compared to 12.3% in the same period in 2014, excluding expenses related to the proposed acquisition of Aspen.

Insurance Segment

Operating highlights for Endurance’s Insurance segment for the quarter ended December 31, 2015:

•	Gross premiums written of $432.3 million, an increase of $110.3 million or 34.2% from the fourth quarter of 2014.

◦
Non-agriculture lines of business, which include casualty and other specialty, professional lines and property, marine/energy and aviation lines of business grew 49.3% from a year ago driven by the underwriting and geographic expansion completed over the last three years as well as the addition of business written in the Company's Lloyd's syndicate acquired from Montpelier.

◦	The agriculture insurance line of business declined 20.4% primarily as a result of reduced commodity prices.

•	Net premiums written of $211.1 million, an increase of $70.4 million or 50.0% from the fourth quarter of 2014.

◦	Non-agriculture lines of business increased 75.9% due to strong growth in gross premiums written combined with a modestly lower percentage of premiums ceded to third party reinsurers.

◦	The agriculture line of business decreased 53.4% due to reduced commodity prices, increased reinsurance purchases and higher cessions to the U.S. federal government.

•
Combined ratio of 85.9% compared to 97.8% for the same period in 2014. The current quarter’s combined ratio included 8.0 percentage points of favorable prior year loss reserve development and net catastrophe losses from 2015 events of $2.6 million or 0.5 percentage points.

◦
The accident year net loss ratio improved 20.4 percentage points predominantly driven by lower losses within the agriculture and professional lines of business partially offset by a higher loss ratio within the casualty and other specialty line of business.

◦
An increase in the general and administrative expense ratio of 3.7 percentage points reflecting a reduction in agriculture earned premiums on a slightly higher expense base partially offset by additional ceding commissions and increasing scale in our other insurance lines of business.

◦
The acquisition expense ratio increased 0.6 percentage points in the current quarter as business lines with higher acquisition costs accounted for a greater percentage of earned premiums than a year ago, partially offset by earned premiums acquired from Montpelier that do not have related acquisition costs, as these acquisition costs were written off on purchase.

Operating highlights for Endurance’s Insurance segment for the year ended December 31, 2015:

•	Gross premiums written of $2,085.9 million, an increase of $369.8 million or 21.5% over the same period in 2014.

•	Net premiums written of $880.4 million, an increase of 2.3% over the same period in 2014.

•
Combined ratio of 87.8% compared to 96.9% for the same period in 2014. The current period’s combined ratio included 9.9 percentage points of favorable prior year loss reserve development, net catastrophe losses from 2015 events of $13.4 million or 1.4 percentage points and large property and energy losses of $15.8 million or 2.1 percentage points.

Reinsurance Segment

Operating highlights for Endurance’s Reinsurance segment for the quarter ended December 31, 2015:

•	Gross premiums written of $83.4 million, a decrease of $15.6 million or 15.8% from the fourth quarter of 2014.

◦
The catastrophe and property lines of business declined by $8.5 million due to rate decreases, targeted non-renewals and line size reductions in response to the current competitive market, and negative premium adjustments, partially offset by the renewal of a Montpelier property contract.

◦
The specialty line of business declined $9.7 million largely due to $20.5 million of premium adjustments reflecting a reduction in worldwide commodity prices, partially offset by several new contracts within the surety line of business.

◦	Within professional lines, the $4.6 million decline in premiums was largely due to lower positive premium adjustments in the current quarter as compared to the fourth quarter of 2014.

◦
Casualty lines increased $7.2 million, predominantly driven by new business and positive premium adjustments, partially offset by select non-renewals of business that no longer met our profit objectives.

•	Net premiums written of $78.6 million, a decrease of $14.6 million or 15.7% from the fourth quarter of 2014, consistent with the reduction in gross premiums written.

•
Combined ratio of 63.7% compared to 65.8% for the same period in 2014. The current period’s combined ratio included 12.5 percentage points of favorable prior year loss reserve development and net catastrophe losses from 2015 events of $4.1 million or 1.2 percentage points.

◦	The accident year net loss ratio improved 6.8 percentage points in the current quarter due to improvements within the catastrophe and specialty lines of business on a higher earned premium base.

◦
The 1.5 percentage point improvement in the current quarter's acquisition expense ratio was largely attributed to the earning of premiums acquired from Montpelier that do not have related acquisition costs as these were written off on purchase.

◦	The general and administrative expense ratio increased 2.0 percentage points in the fourth quarter of 2015 primarily as a result of higher incentive compensation.

Operating highlights for Endurance’s Reinsurance segment for the year ended December 31, 2015:

•	Gross premiums written of $1,235.0 million, increased $57.0 million or 4.8% over the same period in 2014.

•	Net premiums written of $1,070.1 million, decreased 0.3% over the same period in 2014.

•
The combined ratio of 69.4% compared to 70.7% for the same period in 2014. The current period’s combined ratio included favorable prior year loss reserve development of 14.0 percentage points and net catastrophe losses from 2015 events of $33.5 million or 2.9 percentage points.

Investments

Endurance’s net investment income for the quarter and year ended December 31, 2015 was $23.2 million and $113.8 million, a decrease of $2.7 million and $17.7 million, respectively, compared to the same periods in 2014. The total return of Endurance’s investment portfolio was (0.52)% and 0.06% for the quarter and year ended December 31, 2015, respectively, compared to 0.40% and 2.79% for the quarter and year ended December 31, 2014, respectively. Investment income generated from Endurance’s trading and available for sale investments increased by $7.8 million and $17.2 million for the quarter and year ended December 31, 2015 compared to the same periods in 2014 due to an increase in invested assets. During the quarter and year ended December 31, 2015, Endurance’s net investment income on its alternative investment funds and high yield loan funds, which are included in other investments, included losses of $11.8 million and $13.6 million, as compared to losses of $2.9 million and gains of $19.6 million in the quarter and year ended December 31, 2014, respectively. The ending book yield on Endurance’s fixed maturity investments at December 31, 2015 was 2.12%, down from 2.21% at December 31, 2014.

At December 31, 2015, Endurance’s fixed maturity and short term investments, which comprises 82.0% of Endurance’s investments, had an average credit quality of AA- and a duration of 2.74 years. Endurance’s available for sale portfolio was in a net unrealized loss position of $12.6 million at December 31, 2015, a decrease of $98.7 million from December 31, 2014. Endurance recorded net realized and unrealized investment losses, net of impairments, of $22.8 million and gains of $8.9 million during the quarter and year ended December 31, 2015, compared to gains of $1.4 million and $19.1 million during the quarter and year ended December 31, 2014.

Endurance ended the fourth quarter of 2015 with cash and invested assets of $8.9 billion, which represents a 34.9% increase from December 31, 2014. Net cash flows provided by operating activities was $245.5 million for the year ended December 31, 2015 versus $266.3 million for the same period in 2014.

Capitalization and Shareholders’ Equity

At December 31, 2015, Endurance’s shareholders’ equity was $5.12 billion or $65.48 per diluted common share versus $3.19 billion or $61.33 per diluted common share at December 31, 2014. For the quarter and year ended December 31, 2015, Endurance declared and paid common dividends of $0.35 and $1.40 per share, respectively. Endurance repaid $198.5 million in senior notes upon maturity on October 15, 2015.

On November 24, 2015, Endurance issued 9,200,000 Depositary Shares, each of which represents a 1/1,000th interest in a share of Endurance’s 6.350% Non-Cumulative Preferred Shares, Series C, $1.00 par value and $25,000 liquidation preference per share (equivalent to $25 per Depositary Share). The $230.0 million offering included the exercise in full of the underwriters' overallotment option. Endurance received approximately $222.0 million from the offering, after deducting the underwriting discount and estimated offering expenses. On December 24, 2015, Endurance redeemed all 8,000,000 shares outstanding of its 7.75% Non-Cumulative Series A Preferred Shares for $200.0 million, or $25.00 per share. In the third quarter of 2015, the Company issued 21.5 million Endurance common shares and restricted share units valued at $1.47 billion as part of its acquisition of Montpelier.

Earnings Call

Endurance will host a conference call on February 4, 2016 at 9:00 a.m. Eastern time to discuss its financial results. The conference call can be accessed via telephone by dialing (888) 337-8198 or (719) 325-2376 (international) and entering pass code: 2972174. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through February 18, 2016 by dialing (888) 203-1112 or (719) 457-0820 (international) and entering the pass code: 2972174.

The public may access a live broadcast of the conference call at the “Investors” section of Endurance’s website, www.endurance.bm. Following the live broadcast, an archived version will continue to be available on Endurance’s website.

A copy of Endurance’s financial supplement for the fourth quarter of 2015 will be available on Endurance’s website at www.endurance.bm shortly after the release of earnings.

Operating income, operating return on average common equity, operating income per diluted common share, operating income allocated to common shareholders and each of these operating metrics excluding expenses related to the acquisition of Montpelier and the proposed acquisition of Aspen, and the combined ratio excluding prior year net loss reserve development are non-GAAP measures. Reconciliations of these measures to the appropriate GAAP measures are included in the attached tables.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global specialty provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes agriculture, casualty and other specialty, professional lines and property, marine/energy and aviation lines of insurance and catastrophe, property, casualty, professional lines and specialty lines of reinsurance. We maintain excellent financial strength as evidenced by the ratings of A (Excellent) from A.M. Best (XV size category) and A (Strong) from Standard and Poor’s on our principal operating subsidiaries. Endurance’s headquarters are located at Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda.  For more information about Endurance, please visit www.endurance.bm.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include, and Endurance may make related oral forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words "should," “would,” "expect," "intend," "plan," "believe," "project," “target,” "anticipate," "seek," "will," “deliver,” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, but are not limited to, the effects of competitors’ pricing policies, greater frequency or severity of claims and loss activity, changes in market conditions in the agriculture insurance industry, termination of or changes in the terms of the U.S. multiple peril crop insurance program, a decreased demand for property and casualty insurance or reinsurance, changes in the availability, cost or quality of reinsurance or retrocessional coverage, our inability to renew business previously underwritten or acquired, our inability to maintain our applicable financial strength ratings, our inability to effectively integrate acquired operations, uncertainties in our reserving process, changes to our tax status, changes in insurance regulations, reduced acceptance of our existing or new products and services, a loss of business from and credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in insurance regulation, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, the unavailability of capital in the future, developments in the world’s financial and capital markets and our access to such markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2014 and in our most recently filed Quarterly Report on Form 10-Q.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Endurance’s most recent reports on Form 10-K and Form 10-Q and other documents of Endurance on file with the Securities and Exchange Commission. Any forward-looking statements made in this material are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Endurance will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Endurance or its business or operations. Except as required by law, Endurance undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

The contents of any website referenced in this press release are not incorporated by reference herein.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands of United States dollars, except share and per share amounts)

	December 31,	December 31,
	2015	2014
Assets
Cash and cash equivalents	$1,177,750	$745,472
Fixed maturity investments, trading, at fair value	1,587,160	—
Fixed maturity investments, available for sale, at fair value	4,359,019	5,092,581
Short-term investments, trading, at fair value	394,111	—
Short-term investments, available for sale, at fair value	25,685	9,014
Equity securities, trading, at fair value	15,229	—
Equity securities, available for sale, at fair value	513,585	331,368
Other investments	872,617	541,454
Premiums receivable, net	1,376,328	883,450
Insurance and reinsurance balances receivable	102,403	122,214
Deferred acquisition costs	255,501	207,368
Prepaid reinsurance premiums	498,574	354,940
Reinsurance recoverable on unpaid losses	907,944	670,795
Reinsurance recoverable on paid losses	288,026	218,291
Accrued investment income	30,213	27,183
Goodwill and intangible assets	553,960	153,405
Deferred tax asset	64,164	48,995
Net receivable on sales of investments	31,873	38,877
Other assets	187,383	195,277
Total Assets	$13,241,525	$9,640,684

Liabilities
Reserve for losses and loss expenses	$4,510,415	$3,846,859
Reserve for unearned premiums	1,789,148	1,254,519
Deposit liabilities	13,674	15,136
Reinsurance balances payable	661,213	375,711
Debt	717,650	523,617
Net payable on purchases of investments	63,442	151,682
Deferred tax liability	17,315	—
Other liabilities	344,596	287,978
Total Liabilities	8,117,453	6,455,502

Shareholders' Equity
Preferred shares
Series A, non-cumulative - nil issued and outstanding (2014 - 8,000,000)	—	8,000
Series B, non-cumulative - 9,200,000 issued and outstanding (2014 - 9,200,000)	9,200	9,200
Series C, non-cumulative - 9,200 issued and outstanding (2014 - nil)	9	—
Common shares
66,797,991 issued and outstanding (2014 - 44,765,153)	66,798	44,765
Additional paid-in capital	2,145,836	598,226
Accumulated other comprehensive (loss) income	(46,634)	76,706
Retained earnings	2,681,053	2,448,285
Total Shareholders’ Equity Available to the Company	4,856,262	3,185,182
Non-controlling interests	267,810	—
Total Shareholders' Equity	5,124,072	3,185,182

Total Liabilities and Shareholders’ Equity	$13,241,525	$9,640,684

Book Value per Common Share
Dilutive common shares outstanding	67,136,986	44,920,768
Diluted book value per common share [a]	$65.48	$61.33
Note: All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2014, which was derived from Endurance’s audited financial statements.
[a] Excludes the $460 million (2014 - $430.0 million) liquidation value of the preferred shares.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of United States dollars, except share and per share amounts)

	Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014
Revenues
Gross premiums written	$515,648	$421,026	$3,320,861	$2,894,076

Net premiums written	$289,743	$233,968	$1,950,470	$1,934,206
Change in unearned premiums	283,713	237,311	27,983	(70,228)

Net premiums earned	573,456	471,279	1,978,453	1,863,978
Other underwriting loss	(7,716)	(1,847)	(3,694)	(5,786)
Net investment income	23,180	25,894	113,826	131,543
Net realized and unrealized (losses) gains	(20,238)	(3,788)	12,660	14,283
Net impairment losses recognized in earnings	(2,604)	(214)	(3,715)	(625)
Total revenues	566,078	491,324	2,097,530	2,003,393

Expenses
Net losses and loss expenses	242,057	243,801	917,108	970,162
Acquisition expenses	90,364	75,363	347,885	319,513
General and administrative expenses	89,143	60,628	259,791	247,387
Corporate expenses [a]	15,219	12,383	114,429	66,200
Amortization of intangibles	16,124	1,621	30,620	6,484
Net foreign exchange (gains) losses	(2,190)	(227)	26,964	3,839
Interest expense	10,815	9,058	41,260	40,968
Total expenses	461,532	402,627	1,738,057	1,654,553

Income before income taxes	104,546	88,697	359,473	348,840
Income tax benefit (expense)	3,350	(4,124)	(4,362)	(390)
Net income	107,896	84,573	355,111	348,450

Net income attributable to non-controlling interests	(8,309)	—	(11,016)	—

Net income available to the Company	99,587	84,573	344,095	348,450

Preferred dividends	(8,186)	(8,186)	(32,750)	(32,750)

Net income available to common and participating common shareholders	$91,401	$76,387	$311,345	$315,700

Per share data
Basic earnings per common share	$1.36	$1.71	$5.74	$7.07
Diluted earnings per common share	$1.36	$1.70	$5.73	$7.06

[a] The Company incurred $8.1 million and $76.6 million of corporate expenses in relation to the Company's acquisition of Montpelier for the quarter and year ended December 31, 2015. For the quarter and year ended December 31, 2014, the Company incurred $0.2 million and $15.5 million of corporate expenses and nil and $4.8 million of interest expense, respectively, in relation to the Company's proposed acquisition of Aspen.

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars, except ratios)

	Quarter Ended December 31, 2015
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$432,254	$83,394	$515,648
Ceded premiums written	(221,156)	(4,749)	(225,905)
Net premiums written	211,098	78,645	289,743
Net premiums earned	253,085	320,371	573,456
Other underwriting loss	—	(7,716)	(7,716)
Total underwriting revenues	253,085	312,655	565,740

Expenses
Net losses and loss expenses	144,425	97,632	242,057
Acquisition expenses	22,292	68,072	90,364
General and administrative expenses	50,723	38,420	89,143
	217,440	204,124	421,564
Underwriting income	$35,645	$108,531	$144,176

Net investment income			23,180
Corporate expenses			(15,219)
Interest expense			(10,815)
Amortization of intangibles			(16,124)
Net foreign exchange gains			2,190
Net realized and unrealized losses			(20,238)
Net impairment losses recognized in earnings			(2,604)
Income before income taxes			$104,546

Net loss ratio	57.1%	30.5%	42.2%
Acquisition expense ratio	8.8%	21.2%	15.8%
General and administrative expense ratio	20.0%	12.0%	18.2%	[a]
Combined ratio	85.9%	63.7%	76.2%

[a] General and administrative expense ratio includes general and administrative expenses and corporate expenses.

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars, except ratios)

	Quarter Ended December 31, 2014
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$321,983	$99,043	$421,026
Ceded premiums written	(181,281)	(5,777)	(187,058)
Net premiums written	140,702	93,266	233,968
Net premiums earned	217,745	253,534	471,279
Other underwriting loss	—	(1,847)	(1,847)
Total underwriting revenues	217,745	251,687	469,432

Expenses
Net losses and loss expenses	159,784	84,017	243,801
Acquisition expenses	17,809	57,554	75,363
General and administrative expenses	35,406	25,222	60,628
	212,999	166,793	379,792
Underwriting income	$4,746	$84,894	$89,640

Net investment income			25,894
Corporate expenses			(12,383)
Interest expense			(9,058)
Amortization of intangibles			(1,621)
Net foreign exchange gains			227
Net realized and unrealized losses			(3,788)
Net impairment losses recognized in earnings			(214)
Income before income taxes			$88,697

Net loss ratio	73.3%	33.1%	51.7%
Acquisition expense ratio	8.2%	22.7%	16.0%
General and administrative expense ratio	16.3%	10.0%	15.5%	[a]
Combined ratio	97.8%	65.8%	83.2%

[a] General and administrative expense ratio includes general and administrative expenses and corporate expenses.

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars, except ratios)

	Year Ended December 31, 2015
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$2,085,901	$1,234,960	$3,320,861
Ceded premiums written	(1,205,528)	(164,863)	(1,370,391)
Net premiums written	880,373	1,070,097	1,950,470
Net premiums earned	824,552	1,153,901	1,978,453
Other underwriting loss	—	(3,694)	(3,694)
Total underwriting revenues	824,552	1,150,207	1,974,759

Expenses
Net losses and loss expenses	503,561	413,547	917,108
Acquisition expenses	80,252	267,633	347,885
General and administrative expenses	140,012	119,779	259,791
	723,825	800,959	1,524,784
Underwriting income	$100,727	$349,248	$449,975

Net investment income			113,826
Corporate expenses			(114,429)
Interest expense			(41,260)
Amortization of intangibles			(30,620)
Net foreign exchange losses			(26,964)
Net realized and unrealized gains			12,660
Net impairment losses recognized in earnings			(3,715)
Income before income taxes			$359,473

Net loss ratio	61.1%	35.8%	46.4%
Acquisition expense ratio	9.7%	23.2%	17.6%
General and administrative expense ratio	17.0%	10.4%	18.9%	[a]
Combined ratio	87.8%	69.4%	82.9%

[a] General and administrative expense ratio includes general and administrative expenses and corporate expenses.

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars, except ratios)

	Year Ended December 31, 2014
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$1,716,128	$1,177,948	$2,894,076
Ceded premiums written	(855,722)	(104,148)	(959,870)
Net premiums written	860,406	1,073,800	1,934,206
Net premiums earned	833,912	1,030,066	1,863,978
Other underwriting loss	—	(5,786)	(5,786)
Total underwriting revenues	833,912	1,024,280	1,858,192

Expenses
Net losses and loss expenses	594,561	375,601	970,162
Acquisition expenses	65,368	254,145	319,513
General and administrative expenses	148,475	98,912	247,387
	808,404	728,658	1,537,062
Underwriting income	$25,508	$295,622	$321,130

Net investment income			131,543
Corporate expenses			(66,200)
Interest expense			(40,968)
Amortization of intangibles			(6,484)
Net foreign exchange losses			(3,839)
Net realized and unrealized gains			14,283
Net impairment losses recognized in earnings			(625)
Income before income taxes			$348,840

Net loss ratio	71.4%	36.4%	52.1%
Acquisition expense ratio	7.8%	24.7%	17.1%
General and administrative expense ratio	17.7%	9.6%	16.8%	[a]
Combined ratio	96.9%	70.7%	86.0%

[a] General and administrative expense ratio includes general and administrative expenses and corporate expenses.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED FINANCIAL RATIOS

As Reported

		Quarter Ended December 31,
		Insurance		Reinsurance		Total
		2015	2014	2015	2014	2015		2014

	Net loss ratio	57.1%	73.3%	30.5%	33.1%	42.2%		51.7%
	Acquisition expense ratio	8.8%	8.2%	21.2%	22.7%	15.8%		16.0%
	General and administrative expense ratio	20.0%	16.3%	12.0%	10.0%	18.2%	[a]	15.5%	[a]
	Combined ratio [b]	85.9%	97.8%	63.7%	65.8%	76.2%		83.2%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

		Quarter Ended December 31,
		Insurance		Reinsurance		Total
		2015	2014	2015	2014	2015		2014

	Net loss ratio	8.0%	12.2%	12.5%	16.7%	10.5%		14.6%

Net of Prior Year Net Loss Reserve Development

		Quarter Ended December 31,
		Insurance		Reinsurance		Total
		2015	2014	2015	2014	2015		2014

	Net loss ratio	65.1%	85.5%	43.0%	49.8%	52.7%		66.3%
	Acquisition expense ratio	8.8%	8.2%	21.2%	22.7%	15.8%		16.0%
	General and administrative expense ratio	20.0%	16.3%	12.0%	10.0%	18.2%	[a]	15.5%	[a]
	Combined ratio [b]	93.9%	110.0%	76.2%	82.5%	86.7%		97.8%

[a]	The total general and administrative expense ratio includes general and administrative expenses and corporate expenses.
[b]
The combined ratio is the sum of the net loss, acquisition expense and general and administrative expense ratios, and the total combined ratio includes corporate expenses. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED FINANCIAL RATIOS

As Reported

		Year Ended December 31,
		Insurance		Reinsurance		Total
		2015	2014	2015	2014	2015		2014

	Net loss ratio	61.1%	71.4%	35.8%	36.4%	46.4%		52.1%
	Acquisition expense ratio	9.7%	7.8%	23.2%	24.7%	17.6%		17.1%
	General and administrative expense ratio	17.0%	17.7%	10.4%	9.6%	18.9%	[a]	16.8%	[a]
	Combined ratio [b]	87.8%	96.9%	69.4%	70.7%	82.9%		86.0%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

		Year Ended December 31,
		Insurance		Reinsurance		Total
		2015	2014	2015	2014	2015		2014

	Net loss ratio	9.9%	9.7%	14.0%	14.9%	12.3%		12.5%

Net of Prior Year Net Loss Reserve Development

		Year Ended December 31,
		Insurance		Reinsurance		Total
		2015	2014	2015	2014	2015		2014

	Net loss ratio	71.0%	81.1%	49.8%	51.3%	58.7%		64.6%
	Acquisition expense ratio	9.7%	7.8%	23.2%	24.7%	17.6%		17.1%
	General and administrative expense ratio	17.0%	17.7%	10.4%	9.6%	18.9%	[a]	16.8%	[a]
	Combined ratio [b]	97.7%	106.6%	83.4%	85.6%	95.2%		98.5%

[a]	The total general and administrative expense ratio includes general and administrative expenses and corporate expenses.
[b]
The combined ratio is the sum of the net loss, acquisition expense and general and administrative expense ratios, and the total combined ratio includes corporate expenses. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.
GROSS AND NET PREMIUMS WRITTEN BY SEGMENT
(in thousands of United States dollars)

The following tables show Endurance's gross and net premiums written for the quarter ended December 31, 2015 and 2014:

	Quarter Ended		Quarter Ended
	December 31, 2015		December 31, 2014
	Gross Premiums Written	Net Premiums Written	Gross Premiums Written	Net Premiums Written
Insurance
Agriculture	$55,372	$13,119	$69,580	$28,142
Casualty and other specialty	138,956	73,704	104,535	51,889
Professional lines	112,917	51,765	87,477	29,008
Property, marine/energy and aviation	125,009	72,510	60,391	31,663
Subtotal Insurance	$432,254	$211,098	$321,983	$140,702

Reinsurance
Catastrophe	$7,014	$4,083	11,020	9,442
Property	(291)	(455)	4,219	4,220
Casualty	27,474	27,455	20,267	20,278
Professional lines	38,807	38,807	43,400	43,400
Specialty	10,390	8,755	20,137	15,926
Subtotal Reinsurance	$83,394	$78,645	$99,043	$93,266

Total	$515,648	$289,743	$421,026	$233,968

ENDURANCE SPECIALTY HOLDINGS LTD.
GROSS AND NET PREMIUMS WRITTEN BY SEGMENT
(in thousands of United States dollars)

The following tables show Endurance's gross and net premiums written for the year ended December 31, 2015 and 2014:

	Year Ended		Year Ended
	December 31, 2015		December 31, 2014
	Gross Premiums Written	Net Premiums Written	Gross Premiums Written	Net Premiums Written
Insurance
Agriculture	$840,445	$267,890	$866,025	$459,149
Casualty and other specialty	514,203	248,554	396,113	195,927
Professional lines	344,482	156,918	263,538	93,640
Property, marine/energy and aviation	386,771	207,011	190,452	111,690
Subtotal Insurance	$2,085,901	$880,373	$1,716,128	$860,406

Reinsurance
Catastrophe	$311,914	$194,662	$343,213	$252,973
Property	209,392	205,999	287,326	287,235
Casualty	176,506	176,487	159,533	157,947
Professional lines	248,610	248,610	174,656	174,656
Specialty	288,538	244,339	213,220	200,989
Subtotal Reinsurance	$1,234,960	$1,070,097	$1,177,948	$1,073,800

Total	$3,320,861	$1,950,470	$2,894,076	$1,934,206

ENDURANCE SPECIALTY HOLDINGS LTD.
RECONCILIATIONS
(in thousands of United States dollars, except share, per share amounts and ratios)

The following is a reconciliation of Endurance's net income, net income per basic or diluted common share, net income allocated to common shareholders under the two-class method and annualized return on average common equity to operating income, operating income per basic or diluted common share, operating income allocated to common shareholders under the two-class method and annualized operating return on average common equity (all non-GAAP measures) for the quarters and years ended December 31, 2015 and 2014:

	Quarter Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income available to the Company	$99,587	$84,573	$344,095	$348,450
(Less) add after-tax items:
Net foreign exchange (gains) losses	(354)	(246)	28,892	3,672
Net realized and unrealized losses (gains)	20,052	2,187	(11,807)	(15,969)
Net impairment losses recognized in earnings	2,605	198	3,595	609
Operating income before preferred dividends	$121,890	$86,712	$364,775	$336,762
Preferred dividends	(8,186)	(8,186)	(32,750)	(32,750)
Operating income allocated to common and
participating common shareholders	$113,704	$78,526	$332,025	$304,012

Operating income allocated to common
shareholders under the two-class method	$110,808	$76,252	$322,696	$295,232

Weighted average diluted common shares	65,404,645	43,557,332	52,828,503	43,415,244

Operating income per diluted common share [b]	$1.69	$1.75	$6.11	$6.80

Average common equity [a]	$4,381,566	$2,722,818	$3,415,086	$2,638,276

Operating return on average common equity	2.6%	2.9%	9.7%	11.5%

Annualized operating return on average common equity	10.4%	11.5%	9.7%	11.5%

Net income available to the Company	$99,587	$84,573	$344,095	$348,450
Preferred dividends	(8,186)	(8,186)	(32,750)	(32,750)
Net income available to common and
participating common shareholders	$91,401	$76,387	$311,345	$315,700

Net income allocated to common shareholders
under the two-class method	$89,073	$74,175	$302,596	$306,582

Net income per diluted common share [b]	$1.36	$1.70	$5.73	$7.06

Return on average common equity, Net income	2.1%	2.8%	9.1%	12.0%

Annualized return on average common equity, Net income	8.3%	11.2%	9.1%	12.0%
[a] Average common equity is calculated as the quarterly weighted average of the beginning and ending common equity balances for the stated period, which excludes the $460 million (September 30, 2015 and December 31, 2014 - $430 million) liquidation value of the preferred shares.
[b] Represents diluted income per share calculated under the two-class method which was the lower of the treasury stock method and the two-class method.

ENDURANCE SPECIALTY HOLDINGS LTD.
RECONCILIATIONS
(in thousands of United States dollars, except share, per share amounts and ratios)

The following is a reconciliation of Endurance's net income available to common and participating common shareholders, net income per basic or diluted common share, net income allocated to common shareholders under the two-class method and annualized return on average common equity to net income, operating income available to common and participating common shareholders, operating income per basic or diluted common share, operating income allocated to common shareholders under the two-class method and annualized operating return on average common equity excluding expenses incurred related to the acquisition of Montpelier (all non-GAAP measures) for the quarter and year ended December 31, 2015:

	Quarter Ended			Year Ended
	December 31, 2015			December 31, 2015
	As Reported	Expenses Incurred Related to the Acquisition of Montpelier [a]	Excluding Expenses Incurred Related to the Acquisition of Montpelier	As Reported	Expenses Incurred Related to the Acquisition of Montpelier [a]	Excluding Expenses Incurred Related to the Acquisition of Montpelier

Net income available to common and participating common shareholders	$91,401	$8,145	$99,546	$311,345	$76,585	$387,930
Less amount allocated to participating common shareholders [b]	(2,328)	(207)	(2,535)	(8,749)	(2,150)	(10,899)
Net income allocated to common shareholders	$89,073	$7,938	$97,011	$302,596	$74,435	$377,031

Net income per diluted common share [c]	$1.36	$0.12	$1.48	$5.73	$1.41	$7.14

Return on average common equity, Net income [d]	2.1%	0.2%	2.3%	9.1%	2.3%	11.4%

Annualized return on average common equity, Net income [d]	8.3%	0.8%	9.1%	9.1%	2.3%	11.4%

Operating income available to common and participating common shareholders	$113,704	$8,145	$121,849	$332,025	$76,585	$408,610
Less amount allocated to participating common shareholders [b]	(2,896)	(207)	(3,103)	(9,329)	(2,150)	(11,479)
Operating income allocated to common shareholders	$110,808	$7,938	$118,746	$322,696	$74,435	$397,131

Operating income per diluted common share [c]	$1.69	$0.13	$1.82	$6.11	$1.41	$7.52

Return on average common equity, Operating income [d]	2.6%	0.2%	2.8%	9.7%	2.3%	12.0%

Annualized return on average common equity, Operating income [d]	10.4%	0.7%	11.1%	9.7%	2.3%	12.0%
[a] The Company incurred $8.1 million of transaction and integration expenses in relation to the Company's acquisition of Montpelier for the quarter ended December 31, 2015. For the year ended December 31, 2015, the Company incurred $76.6 million of transaction and integration expenses in relation to the Company's acquisition of Montpelier.
[b] Represents earnings and dividends allocated to holders of unvested restricted shares issued under the Company's stock compensation plans that are considered participating securities related to the calculation of earnings per share under the two-class method. In periods of loss, no losses are allocated to participating common shareholders.
[c] Represents diluted income per share calculated under the two-class method which was the lower of the treasury stock method and the two-class method.
[d] Average common equity is calculated as the quarterly weighted average of the beginning and ending common equity balances for the stated period, which excludes the $460 million (September 30, 2015 and December 31, 2014 - $430 million) liquidation value of the preferred shares.

ENDURANCE SPECIALTY HOLDINGS LTD.
RECONCILIATIONS
(in thousands of United States dollars, except share, per share amounts and ratios)

The following is a reconciliation of Endurance's net income available to common and participating common shareholders, net income per basic or diluted common share, net income allocated to common shareholders under the two-class method and annualized return on average common equity to net income, operating income available to common and participating common shareholders, operating income per basic or diluted common share, operating income allocated to common shareholders under the two-class method and annualized operating return on average common equity excluding expenses incurred related to the proposed acquisition of Aspen (all non-GAAP measures) for the quarter and year ended December 31, 2014:

	Quarter Ended			Year Ended
	December 31, 2014			December 31, 2014
	As Reported	Expenses Incurred Related to the Proposed Acquisition of Aspen [a]	Excluding Expenses Incurred Related to the Proposed Acquisition of Aspen	As Reported	Expenses Incurred Related to the Proposed Acquisition of Aspen [a]	Excluding Expenses Incurred Related to the Proposed Acquisition of Aspen

Net income available to common and participating common shareholders	$76,387	$171	$76,558	$315,700	$20,260	$335,960
Less amount allocated to participating common shareholders [b]	(2,212)	(5)	(2,217)	(9,118)	(585)	(9,703)
Net income allocated to common shareholders	$74,175	$166	$74,341	$306,582	$19,675	$326,257

Net income per diluted common share [c]	$1.70	$0.01	$1.71	$7.06	$0.45	$7.51

Return on average common equity, Net income [d]	2.8%	0.0%	2.8%	12.0%	0.7%	12.7%

Annualized return on average common equity, Net income [d]	11.2%	0.0%	11.2%	12.0%	0.7%	12.7%

Operating income available to common and participating common shareholders	$78,526	$171	$78,697	$304,012	$20,260	$324,272
Less amount allocated to participating common shareholders [b]	(2,274)	(5)	(2,279)	(8,780)	(585)	(9,365)
Operating income allocated to common shareholders	$76,252	$166	$76,418	$295,232	$19,675	$314,907

Operating income per diluted common share [c]	$1.75	$0.00	$1.75	$6.80	$0.45	$7.25

Return on average common equity, Operating income [d]	2.9%	0.0%	2.9%	11.5%	0.8%	12.3%

Annualized return on average common equity, Operating income [d]	11.5%	0.1%	11.6%	11.5%	0.8%	12.3%
[a] The Company incurred $0.2 million and nil of corporate expenses and interest expense, respectively, in relation to the Company's proposed acquisition of Aspen for the quarter ended December 31, 2014. For the year ended December 31, 2014, the Company incurred $15.5 million and $4.8 million of corporate expenses and interest expense, respectively in relation to the Company's proposed acquisition of Aspen.
[b] Represents earnings and dividends allocated to holders of unvested restricted shares issued under the Company's stock compensation plans that are considered participating securities related to the calculation of earnings per share under the two-class method. In periods of loss, no losses are allocated to participating common shareholders.
[c] Represents diluted income per share calculated under the two-class method which was the lower of the treasury stock method and the two-class method.
[d] Average common equity is calculated as the quarterly weighted average of the beginning and ending common equity balances for the stated period, which excludes the $430 million liquidation value of the preferred shares.

Net income available to common and participating common shareholders, excluding expenses incurred related to the acquisition of Montpelier or the proposed acquisition of Aspen, or net income per basic or diluted common share, excluding expenses incurred related to the acquisition of Montpelier or the proposed acquisition of Aspen, reflect the current period impact of those costs incurred by the Company and reflects the results of operations in a manner similar to that used by management to analyze the Company’s underlying business performance. Net income available to common and participating common shareholders, excluding expenses incurred related to the acquisition of Montpelier or the proposed acquisition of Aspen, or net income per basic or diluted common share, excluding expenses incurred related to the acquisition of Montpelier or the proposed acquisition of Aspen, should not be viewed as a substitute for GAAP net income available to common and participating common shareholders, or basic or diluted earnings per common share, respectively.

Operating income and operating income per basic or diluted common share are internal performance measures used by Endurance in the management of its operations. Operating income allocated to common shareholders (excludes unvested restricted shares outstanding which are considered participating) per diluted common share represents operating income divided by weighted average dilutive common shares, which has been calculated in accordance with the two-class method under U.S. GAAP. Operating income represents after-tax operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. Endurance believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income and net income per dilutive common share determined in accordance with the two-class method under GAAP, Endurance believes that showing operating income and operating income per dilutive common share enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of operations in a manner similar to that used by management to analyze the Company’s underlying business performance. Operating income and operating income per dilutive common share should not be viewed as substitutes for GAAP net income and net income per dilutive common share, respectively.

Operating income available to common and participating common shareholders, excluding expenses incurred related to the acquisition of Montpelier or the proposed acquisition of Aspen, or net operating per basic or diluted common share, excluding expenses incurred related to the acquisition of Montpelier or the proposed acquisition of Aspen, reflect the current period impact of those costs incurred by the Company and reflects the results of operations in a manner similar to that used by management to analyze the Company’s underlying business performance. Operating income available to common and participating common shareholders, excluding expenses incurred related to the acquisition of Montpelier or the proposed acquisition of Aspen, or net operating per basic or diluted common share, excluding expenses incurred related to the acquisition of Montpelier or the proposed acquisition of Aspen, should not be viewed as a substitute for GAAP net income available to common and participating common shareholders, or basic or diluted earnings per common share, respectively.

Endurance presents return on equity as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

Contact:
Investor Relations
Phone: +1 441 278 0988
Email: investorrelations@endurance.bm

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